Exhibit 10.6

                       DOMESTIC NON-EXCLUSIVE DISTRIBUTION

                                    AGREEMENT


                                     between


                             CIRALIGHT GLOBAL, INC.


                                       and


                        GLOBALIGHT ENERGY SOLUTIONS, LLC



                                                         DATED: December 1, 2009
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                                TABLE OF CONTENTS

Article 1 -Appointment of Distributor......................................   3

Article 2 - Products.......................................................   4

Article 3 - Territory......................................................   4

Article 4 - Prices and Payment Terms.......................................   4

Article 5 - Security Interest..............................................   5

Article 6 - Duties of Distributor..........................................   6

Article 7 - Duties of Corporation..........................................   8

Article 8 - Minimum Purchases..............................................  10

Article 9 - Exclusivity....................................................  10

Article 10 - Warranty......................................................  11

Article 11 - Term and Termination..........................................  12

Article 12 - Manufacturing.................................................  14

Article 13 - Distributor Fee...............................................  14

Article 14 - Confidentiality...............................................  15

Article 15 - Trademarks....................................................  15

Article 16 -Indemnification................................................  17

Article 17 - Insurance.....................................................  18

Article 18 - Force Majeure.................................................  18

Article 19 - General Provisions............................................  19

Exhibit A - Products & Trademarks

Exhibit B - Company Price List

Exhibit C - Warranty

Exhibit D - Letter of Appointment

Exhibit E - Exclusions

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                          [CIRALIGHT GLOBAL, INC. LOGO]


                             DISTRIBUTION AGREEMENT
                            (NON-EXCLUSIVE TERRITORY)

THIS AGREEMENT made as of December 1, 2009 (The "EFFECTIVE DATE")

BETWEEN:

               CIRALIGHT GLOBAL, INC., a corporation incorporated under the laws of Nevada with its principal place of business at 2603 Main Street, Suite 1150, Irvine, California 92614

               (the "Corporation")

                                     - and -

               GLOBALIGHT ENERGY SOLUTIONS, LLC incorporated under the laws of Nevada with its principal place of business at 433 N. Camden Drive, Suite 600, Beverly Hills, CA 90210

               (the "Distributor").

WHEREAS:

(A) The Corporation produces and sells active and passive Daylighting products, as more fully described in Article 2.1 below (the "Products") bearing the trademarks listed on Exhibit "A" hereto;

(B)      The  Distributor   desires  to  obtain  the  non-exclusive   right  to,
         distribute and sell, the Products in the Territory (as hereinafter defined) subject to such limitations as are set forth herein (if any);

(C) The Distributor has assured the Corporation that it possesses the necessary technical and commercial competence and the ability to structure the organization necessary to ensure efficient performance of its contractual obligations hereunder and this agreement is entered into in substantial reliance on the Distributor's representation of that competence;

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(D)      The  Corporation is willing to sell the Products to the  Distributor to market, promote, distribute, sell, service and install in the Territory (as hereinafter defined) under the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                     Article 1 -APPOINTMENT OF DISTRIBUTOR

1.1 APPOINTMENT. Subject to the terms and conditions of this Agreement, the Corporation grants to Distributor the non-exclusive right to distribute and sell the Products in the Territory. The Distributor hereby accepts such non-exclusive appointment and agrees to use its best efforts in the performance of its contractual obligations and privileges during the Term and in the Territory, in accordance with the terms and conditions of this Agreement.

1.2 LICENSE. Subject to the provisions of Article 15 hereof, the Corporation hereby grants to Distributor the non-exclusive and revocable right and license to use the trademarks set forth on Exhibit A hereto in the Territory, only for so long as this Agreement is in force, as it may be amended from time to time (the "Trademarks"), and for the sole purpose of promoting and selling the Products in the Territory, and for no other purpose.

1.3 DISCONTINUATIONS; NEW PRODUCTS Nothing in this Article 1 or elsewhere in this Agreement shall preclude the Corporation from discontinuing the sale of any Product which the Corporation reasonably concludes is no longer profitable or otherwise feasible for the Corporation to sell, provided the Corporation gives the Distributor at least ninety (90) prior written notice of such discontinuation. If the Corporation shall desire the Distributor to sell additional products in the territory, the Corporation shall so advise the Distributor in writing, and the Distributor shall have thirty (30) days from the date of such notice to determine whether it wishes to have such new product, added to Exhibit "A" as a Product. If the Distributor so declines, the Corporation may distribute the new product itself or through another distributor or commission agent in the Territory.

1.4 LIMITATIONS. The Distributor shall buy and sell the Products in its own name and for its own account. Each Party is an independent contractor, and not an employee, agent, joint venturer or partner of the other. Each Party and its employees shall identify themselves as such, and shall make clear the limitations of their authority to any potential or actual customers of the Products. Neither party may, in any manner, accept any obligation, incur any liability, promise any performance or pledge any credit on behalf of, or for the account of, the other except those expressly permitted under this Agreement, if any. Each party shall pay any and all expenses and charges relating to their performance of contractual obligations hereunder.

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                              Article 2 - PRODUCTS

2.1 PRODUCTS. The Products covered by this Agreement shall include Ciralight active and passive Daylighting products manufactured by or at the direction of the Corporation, as more specifically set forth on Exhibit "A" attached hereto, as it may be amended from time to time in accordance with the terms of this agreement.

                             Article 3 - TERRITORY

3.1      TERRITORY.  Subject  to  the  provisions  of  Articles  7 & 8  and  the
         conditions   therein  and  herein,   Distributor   is  appointed  as  a
         non-exclusive Distributor for the United States (the "Territory").

3.3 Distributor shall also have the right to sell products to National Accounts and other National Distribution/Partnership arrangements that Distributor shall establish from time to time throughout North America.

                      Article 4 - PRICES AND PAYMENT TERMS

4.1 The selling price to the Distributor for the Products will be the Corporation's list price for Domestic Distributors in effect at the time of the Distributor's order. The Distributor shall submit purchase orders for the Products to the Corporation in writing, which purchase orders shall set forth, at a minimum: identification of the Products ordered, quantity pricing and requested delivery dates. Unless stated otherwise, prices, shipments and risk of loss are FOB Corporation's warehouse facilities. Title and risk of loss pass to Distributor in accordance with the definition of FOB Shipping Point. The current list prices to be charged to Distributor for Products are set forth in Exhibit "B" attached hereto and Distributor agrees to sell the Products in accordance with Corporation's pricing and discount policies.

4.2 Any increase in prices shall be effected by giving Distributor at least ninety (90) days prior written notice. Any increase in prices shall not affect any orders placed by Distributor prior to the expiration of said period of ninety (90) days provided that if Distributor fails to make timely payment for such existing orders after receiving notice of the price increase, the cost thereof shall adjust to the increased price. Corporation shall not increase prices more than once during each period of 6 (six) months commencing initially on 1 January 2010.

4.3 All payments due to Corporation hereunder (including interest) shall be made in US Dollars. Payment pertaining to any and all orders placed by Distributor according to this Agreement will be executed by Distributor through payment by Check, Money Order, Credit Card or wire transfer. For units purchased from Corporation the payment terms shall be made in two installments as follows:

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          a)   Distributor  will effect  payment of 50% of the purchase price of any order no later than ten (10) days of the date in which Corporation has accepted in writing such order and prior to the shipment of any order.

          b) Distributor will effect payment 50% of the purchase price of any order no later than thirty (30) days after the date of when the order has been shipped.

4.4 In the event of any delay in payment of any amounts due to the Corporation hereunder, the Corporation shall have the right to suspend deliveries and may, at its option, terminate the order, as well as any and all other orders and contracts with the Distributor. In the event that the Corporation does not receive any payment when due, the Distributor shall pay to the Corporation, on any delay in excess of ten
         (10) days, as a late charge and not as a penalty, interest on the unpaid balance from the due date until payment is actually received by the Corporation, at the varying prime (sometimes called base) announced by the Corporation's banker. The Corporation's right to such interest shall be in addition to and not in lieu of all other rights and remedies arising by reason of such non-payment. Any payment received by the Corporation may be applied by the Corporation first to any outstanding interest due and then to any outstanding balance owed by the Distributor to the Corporation, as the Corporation in its sole discretion shall determine. The Distributor shall make all payments in accordance with the terms of this Agreement notwithstanding any claim for any alleged fault, defect or irregularity in the Products. In the event of any delay in payment, the Corporation may, at its option, terminate the order and hold the Distributor liable for damages, and apply any deposits received against such amounts due the Corporation.

                         Article 5 - SECURITY INTEREST

5.1 SECURITY INTEREST. The Corporation shall retain title to the Products and shall have a security interest in the Products sold to the Distributor and all accounts receivable arising from the sale of such Products, including their respective proceeds (for purposes hereof, the "Collateral") until paid in full. The Distributor, upon the Corporation's request, shall give, execute, file and/or record any notice, financing statement, continuation statement, instrument or document which the Corporation shall consider necessary to create, preserve, continue, effect or validate the security interest in the Collateral granted hereunder or to enable the Corporation to exercise or enforce its rights hereunder. The Distributor hereby authorizes the Corporation to file any financing statements, continuation statements or other documents in any jurisdiction at any time it deems necessary to protect and maintain the Corporation's interest in the Collateral, with or without the Distributor's signature, and the Distributor hereby specifically authorizes the Corporation as the Distributor's attorney-in-fact to execute and file such statements on the Distributor's behalf. In the event the Distributor intends to utilize other warehouse facilities, change its business address or in any other way to transfer the Products, or any records relating to such Products, including accounts receivable, to any location other than the address set forth above, the Distributor shall notify the Corporation in

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         writing at least thirty (30) days prior to such change or transfer. The
         Corporation agrees to promptly release its lien on all such products as have been paid for in full.

                       Article 6 - DUTIES OF DISTRIBUTOR

6.1 The Distributor, at its own cost and expense, shall use all reasonable commercial efforts to develop and promote the sales of the entire line of Products in the Territory. This covenant to use all reasonable commercial efforts shall include without limitation the following obligations:

          (a) SALES ORGANIZATION. Distributor shall actively build a network of sales reps within Distributor's territory who are fully trained and knowledgeable about the Products.

          (b) INVENTORY. The Distributor, in regular consultation with the Corporation, shall maintain an adequate selection and stock of the Products as is necessary to fulfill customers' orders as determined by the Distributor based upon its prior business operations and experience and upon the fixed delivery times.
               Furthermore,   Distributor   shall  maintain   sufficient  excess
               inventory parts within its inventory to guarantee prompt replacement for products under warranty. Subject to the provisions of Article 10, Warranty, of this Agreement, and the terms of the actual Warranty, Corporation shall replace inventory parts used to satisfy warranty issues within 30 days after Distributor replaces said problem part provided that Distributor shall promptly return the problem part as a condition thereof.

          (c) MONTHLY REPORTS. Distributor shall deliver to the Corporation no later than the tenth (10th) day after the end of each calendar month a written report in regard to operations of the Distributor for the preceding calendar month.

          (d) ADVERTISING AND PROMOTION. The Distributor agrees to conduct, at its own expense, reasonable advertising and public relations campaigns for Products, and to attend trade shows and maintain website awareness for Products, and include Products in catalogues and institutional advertising for Distributor. Distributor agrees to consult with and cooperate with Corporation in developing and implementing effective ways to market the Products Distributor will have the option to purchase pre-printed promotional materials prepared and printed by the Corporation or to create and print Distributor's own promotional material using approved product images, text, slogans, logos, videos and other promotional items in an approved manner. New advertising and promotional materials created by Distributor shall be submitted to the Corporation for its written approval prior to the use of any such material.

          (e) LICENSES AND PERMITS. The Distributor agrees that it shall obtain any and all licenses and permits which may be required under all applicable law in order to perform the duties and obligations hereunder.

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6.2      Unless  otherwise  agreed in writing,  Distributor  shall  purchase all components related to the installation and operation of the Products from Corporation and shall use only official and approved parts for the Products. This shall include without limitation the domes, mirrors, lenses, frames, lightwells (in the event Customer purchases lightwells
         from   distributor),    mid-trays   and   sun   tracking   controllers.
         Notwithstanding the foregoing, it is agreed that Distributor shall be allowed to purchase security bars, light shades and curbs from third party sources provided that these parts comply with and follow all the specifications provided by the Corporation and are submitted to Corporation for its written approval, not to be unreasonably withheld or delayed.

6.3 Distributor shall install Products in accordance with the Corporation's official installation manual and instructions furnished to the Distributor by the Corporation. Installations performed by unauthorized/uncertified personnel, not installed in accordance with the official installation manual and instructions, or otherwise improperly installed, may result in voiding all or a portion of the Corporation's warranty for such Product.

6.4 Distributor will provide Corporation with timely reports of closed and pending sales on a regular basis to assist Corporation with forecasting product demand. Distributor will provide copies of signed contracts, pictures of installations and other such reasonable documentation related to sale and installation of products requested by Corporation.

6.5 Distributor agrees to observe high standards of ethical conduct and honestly represent the capabilities of Products. Distributor undertakes to comply with the rules of fair competition and all other applicable laws and regulations prevailing in the Territory. Failure to do so shall be cause for termination.

6.6 Distributor is authorized to appoint resellers referred to as Dealers and Sales Reps within the Territory under this Agreeement. Dealers have no rights or recourse to the Corporation. The Corporation requires that Distributor provide all pertinent information such as: Name, address, and contact information of appointed Dealers and Sales Reps. The Corporation agrees that information provided by Distributor shall be used for record keeping purposes and held confidential for so long as this agreement remains in effect and Distributor is not otherwise in material breach hereof.

6.7 Distributor will provide product support to its Dealers and Sales Reps and Distributor shall have exclusivity as the source of Corporations Products to its appointed Dealers and Sales Reps within Distributor's non-Exclusive Territory.

6.8 Except as expressly provided by this Agreement, any and all expenses and /or charges connected with the fulfillment of the Distributor's obligations and activity pertaining to this Agreement shall be exclusively borne by the Distributor.

6.9 The Corporation's representatives may, upon prior written notification, visit the Distributor's offices at any reasonable time during normal business hours, in order to assist in the improvement of the sales and marketing of the Products.

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6.10     Corporation  shall consult the  Distributor in regard to setting resale pricing  levels for Dealers and  Consumers and  compensation  for Sales
         Reps  within  the   Territory.   Distributor   acknowledges   that  the
         Corporation has a legitimate interest in establishing consistency in such matters including a right to terminate this agreement in the event that Distributor fails to adhere to retail price and volume discount policies reasonably established by the Corporation after taking into account factors distinctive of the territory.

6.11 The Distributor agrees to provide the Corporation with regular information as is necessary to keep the Corporation up to date regarding sales of the Products, market trends, and the products and advertising of competitors. Upon the Corporation's request and at the Corporation's expense, the Distributor shall furnish the Corporation with brochures, advertising, illustrations and samples of competitors' products.

                       Article 7 - DUTIES OF CORPORATION

During the term of this Agreement, the Corporation shall provide Distributor with the following:

7.1 Provide Distributor with branding and marketing material in English, including artwork, logos, photos, written copy, product specifications and other materials that can be used by Distributor to create materials necessary to promote the Products.

7.2 Assist Distributor with sales and installation training. Corporation will provide Distributor with the most current installation materials and updated Product information on a timely basis.

7.3 Provide Distributor with a listing as a Distributor for the Territory and non-exclusive source for the Trial Territory on the Corporation's website.

7.4      Provide  Distributor  with  ongoing  communications   regarding  market
         intelligence   and  other  relevant   information   pertaining  to  the
         Corporation's Products.

7.5 Provide a warranty for the products in accordance with Article 10 herein. Corporation shall provide Distributor with 90 days advance notice of any changes in the warranty terms and conditions offered by the Corporation. In the event Corporation changes the warranty, Distributor shall have 45 days from said notice to determine whether to continue this agreement or at its option may elect to discontinue this agreement upon 45 days notice to Corporation. In the event the warranty provisions are changed, the changes shall only apply to future purchases made after the effective date of the change, and shall not be retroactive to prior purchases.

7.6 Corporation shall at all times have the right to contact purchasers of the products wherever located to determine their satisfaction with the product, the service and to make repairs to the products as required pursuant to applicable warranty terms. And to exercise its lien and security interest in effect with respect to any product sold but unpaid

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         for.  Distributor  shall maintain and provide  contact  information for purchasers as requested by Corporation and in accordance with policies set by corporation.

7.7 Corporation shall, in its sole discretion, as it deems necessary and appropriate, defend its patents and rights against infringements and violations within Distributor's territory.

7.8 Corporation shall maintain sufficient Inventory of product and parts, and/or capacity, to timely fulfill Distributor's orders which it has received and confirmed and for which, Distributor has paid and Corporation has accepted payment of any amount required on account. Subject to the terms and conditions of this Agreement, Corporation shall undertake to accept, confirm and fulfill all Products-orders placed by Distributor ("Distributor Purchase Orders") during any period during the term of this Agreement commencing on the Effective Date of this Agreement.

7.9 Lead time for the shipment of Distributor Purchase Orders shall be 15 days from the date of placement by Distributor of the Distributor Purchase Order and acceptance by the Corporation. Corporation shall submit to Distributor a written Sales Order as acknowledgement and written acceptance of each Distributor Purchase Order within two (2) business days of the receipt by Corporation of the relevant order and after first establishing a payment and delivery schedule therefore and Distributor shall counter sign each sales order to confirm Distributor's acceptance of the terms of the sale and delivery schedule once agreed upon.

7.10 Unless otherwise agreed prices, shipments and risk of loss for any product purchased by Distributor from Corporation are FOB the Corporation's facilities. Subject to the conditions of Article 5, risk of loss passes to Distributor in accordance with the definition of FOB Shipping point.

7.11 Corporation shall have the right to recruit, screen and qualify Dealers to be appointed within the Territory. Dealers within the Territory shall be required to comply with Corporation's policies covering pricing, commissions and other business matters and must purchase product through Distributor. Dealers appointed within the Territory by Corporation or other Distributors within their Exclusive geographic territory shall not be obligated to purchase Product from Distributor. With regard to Dealers appointed by Distributor, in the event of the termination of this agreement for good cause and/or to exercise its lien and security interest in products sold but unpaid for, Corporation shall have the right to deal directly with Dealers without any obligation to Distributor.

7.12 Corporation agrees not to hire employees of Distributor during the term of this Agreement and for a period of one year after the expiration of this Agreement.

7.13 Corporation agrees not to circumvent Distributor or to sell directly or indirectly to an existing or prospective customer of Distributor during the term of this Agreement and for a period of one year after the expiration of this Agreement provided that such restriction shall not apply if this agreement is terminated for good cause such as, by way of example, but not limitation, if Distributor shall undertake to sell competing products.

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                         Article 8 - MINIMUM PURCHASES

8.1 The minimum purchases orders to be placed by Distributor during each year during the term of this Agreement, are as follows:

          (a) During the initial 12 month term, accepted and paid for orders totaling at least four hundred (400) units.

          (b) Accepted and paid for orders for Five Hundred (500) units during the second year of the Term.

          (c) Accepted and paid for orders for six hundred (600) units during the third year of the Term.

          (d) During each year thereafter, the minimum number of accepted and paid for orders shall be required to increase by five (5%) percent over the immediately preceding year.

8.2 Either party shall be entitled to terminated this agreement as provided herein in the event that the quantity of Products ordered from Corporation by Distributor has not reached the target as set forth above during each period, provided that any such termination shall be effected by a written notice of sixty (60) days, to be delivered to the other party, within thirty (30) days after the expiration of the relevant year, as foresaid.

8.3 For the sake of clarity, it is agreed and understood that the Corporation shall not be entitled to any damages and/or compensation whatsoever, in the event that the Distributor fails to purchase the minimum purchase quantities pursuant to the terms of this Article 8 and that the only remedy available to the Corporation with respect to any such failure is the right to terminate this Agreement in accordance with the terms set forth herein.

                            Article 9 - EXCLUSIVITY

9.1 During the Term of this Agreement, the Distributor shall not, directly or indirectly (by equity or management participation, beneficial ownership, rendering of advice or consultation, contractual arrangement or otherwise), solicit orders for, sell, distribute or otherwise deal in, any products competitive with the Corporation's Products. Corporation agrees that passive skylights shall not presently be considered as competitive products but in the event Corporation introduces new products, whether passive or active, which are added to the Products to be carried by Distributor, then this provision shall apply to all such products, whether they be active or passive.

9.2 EXCEPTIONS TO EXCLUSIVITY. Notwithstanding anything to the contrary in this agreement, Corporation may designate house customers which shall be excluded from this agreement. House Customer shall mean a subsidiary, franchisee or company owned facility of a multinational company that operates in at least three countries or a national company

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         with at least one hundred locations within the United States. Where the
         Corporation   enters  into  an  agreement  to  provide  Products  to  a
         multi-national company or national company, referred to herein as House customers, Corporation or the Distributor that secured the House Customer shall be allowed to sell to such House Customer within any territory including Distributors. In addition, Corporation may at its option enter into an agreement with a Multi-national company to Private label the products covered by this agreement for sale in any territory as an exclusion to this agreement provided the products are promoted and sold under a different name and trademark. Corporation shall maintain a list of House Customers and Private Label Companies and notify Distributor as changes occur. In addition to House Customers and private label companies, a list of pre-existing exclusions to this Agreement are listed in Exhibit E.

9.3 SHARED TRANSACTIONS. In the event that an order or contract originates in one Territory but is shipped into or provided in the territory of another Distributor, unless otherwise mutually agreed between the parties, the fees or profit from the transaction shall be split using the following formula:

          (a) 80% of the applicable commission is payable to the party(ies) responsible for initiating the transaction from outside the Territory

          (b) 20% of the applicable commission is retained by the Distributor for allocation to the Party(ies) in the Territory in which the product or service is to be delivered.

          (c) 100% of the installation fees shall be retained by the entity that installs the product unless agreed otherwise between the parties involved.

                             Article 10 - WARRANTY

10.1 THE CORPORATION WARRANTS TO THE DISTRIBUTOR EACH PRODUCT SOLD BY IT TO BE FREE FROM DEFECTS IN MATERIAL AND WORKMANSHIP, WHEN PROPERLY INSTALLED AND MAINTAINED UNDER NORMAL USE AS MORE SPECIFICALLY PROVIDED IN THE WARRANTY, A COPY OF WHICH IS ATTACHED AS EXHIBIT "C" CORPORATION SHALL NOT BE LIABLE UNDER WARRANTY IF THE PROBLEM IS CAUSED BY IMPROPER INSTALLATION.

10.2 PRODUCTS WHICH DO NOT CONFORM TO THEIR DESCRIPTION OR WHICH ARE DEFECTIVE IN MATERIAL OR WORKMANSHIP WILL, BY THE CORPORATION'S
         DECISION, BE REPLACED OR REPAIRED, OR, AT THE CORPORATION'S OPTION, CREDIT FOR THE ORIGINAL PURCHASE PRICE MAY BE ALLOWED PROVIDED THAT DISTRIBUTOR NOTIFIES THE CORPORATION IN WRITING OF SUCH DEFECT WITHIN THIRTY (30) DAYS OF DISCOVERY AND DISTRIBUTOR RETURNS SUCH PRODUCTS IN ACCORDANCE WITH THE CORPORATION'S INSTRUCTIONS. NO PRODUCTS MAY BE

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         RETURNED BY THE  DISTRIBUTOR  WITHOUT THE  CORPORATION'S  PRIOR WRITTEN
         AUTHORIZATION.

10.3 THIS WARRANTY DOES NOT APPLY TO ANY PRODUCT WHICH HAS BEEN SUBJECTED TO MISUSE, ABUSE, NEGLIGENCE OR ACCIDENT BY THE DISTRIBUTOR OR THIRD PARTIES. THE WARRANTY SHALL BE VOID IF THE SEAL OF THE GPS CONTROLLER UNIT IS BROKEN.

10.4     EXCEPT AS SET FORTH ABOVE AND WITHOUT DEROGATING FROM THE PROVISIONS OF
         ARTICLE 16 BELOW (INDEMNIFICATION), THE CORPORATION MAKES NO OTHER WARRANTY OR REPRESENTATION OF ANY KIND WITH RESPECT TO THE PRODUCTS, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THAT OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE. FAILURE TO MAKE ANY CLAIM IN WRITING, OR WITHIN THE WARRANTY PERIOD SET FORTH IN EXHIBIT C, SHALL CONSTITUTE AN IRREVOCABLE ACCEPTANCE OF THE PRODUCTS AND AN ADMISSION BY THE DISTRIBUTOR THAT THE PRODUCTS FULLY COMPLY WITH ALL TERMS, CONDITIONS AND SPECIFICATIONS OF DISTRIBUTOR'S PURCHASE ORDER. THE CORPORATION SHALL NOT BE LIABLE UNDER THIS WARRANTY FOR DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, DAMAGE OR LOSS RESULTING FROM INABILITY TO USE THE PRODUCTS, INCREASED OPERATING COSTS OR LOSS OF SALES, OR ANY OTHER DAMAGES. TO MAKE A CLAIM UNDER THIS WARRANTY, DISTRIBUTOR MUST NOTIFY THE CORPORATION IN WRITING WITHIN THE WARRANTY PERIOD.

10.5     THE FOREGOING  CONSTITUTES THE DISTRIBUTOR'S  SOLE AND EXCLUSIVE REMEDY
         AND  THE  CORPORATION'S   SOLE  OBLIGATION  WITH  RESPECT  TO  PRODUCTS
         FURNISHED HEREUNDER.

                       Article 11 - TERM AND TERMINATION

11.1 The duration of this Agreement shall be for an initial period of Three Years from the Effective Date. Thereafter, this agreement shall be automatically renewed, at the same terms and conditions, for additional successive periods of one (1) year each, unless terminated by either party in accordance with the provisions of Article 11.2-11.4 below and so long as Distributor is not in material breach of this Agreement..

11.2 This Agreement may also be terminated at any time by the Corporation immediately upon written notice to the Distributor in the event that after the date hereof:

          (a)  Distributor  breaches its covenants of  exclusivity  set forth in
               Article 9 hereof;

          (b) The Distributor fails to comply with the applicable laws and regulations of the Territory, pursuant to section 6.7 above, and

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               such  failure  has or may have a material  adverse  affect on the distribution and sale of the Products pursuant to this Agreement.

          (c)  The   Distributor   fails  to  achieve   the   minimum   purchase
               requirements set forth in Article 8 hereof (and subject to the terms of said Article);

          (d) The Distributor fails to comply with the price and payment term provisions set forth in Article 4 hereof, unless such failure has been remedied by Distributor with a period of 14 days following receipt of a written notice from the Corporation; or

          (e)  A change in  control of  Distributor.  For the  purposes  of this
               agreement,   "control"   shall  mean   possession,   directly  or
               indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise);

11.3 Anything in section 11.1 or 11.2 above to the contrary notwithstanding, in the event that the Corporation breaches any of its delivery obligations herein contained, the Distributor shall be entitled to forthwith terminate the relevant order/s and any other outstanding order/s or this Agreement as a whole.

11.4 Anything in section 11.1 or 11.2 above to the contrary notwithstanding, this agreement may also be terminated at any time by either party immediately up written notice to the other party in the event that after the date hereof:

          (a) Either party shall suspend or discontinue its business, or shall make an assignment for the benefit of, or composition with, creditors, or shall become insolvent or be unable or generally fail to pay its debts when due, or either becomes in any jurisdiction a party or subject to (voluntarily or involuntarily) any liquidation or dissolution action or proceeding with respect to itself, or to any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors is commenced with respect to it, or a receiver, liquidator, custodian or trustee shall be appointed for it, or a substantial part of its assets (and with respect to any involuntary action or proceeding, an order entered in the proceeding is not dismissed within thirty (30) days) or it shall take any action to effect or which indicates its acquiescence in any of the foregoing;

          (b) Either party attempts to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party unless to an entity substantially owned or controlled by such party; or

          (c) Either party materially breaches any provision of this Agreement and fails to cure such default within twenty (20) days of receipt of written notice thereof, with the exception of the reasons for default, the occurrence of which give the Corporation the right of immediate termination.

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
11.5 PROCEDURE UPON TERMINATION. Upon termination of this Agreement, by the Corporation in accordance with the terms hereof, the Corporation is entitled to restrict or cease deliveries of the Products to the
         Distributor, including deliveries on orders already received at the time of the notice of termination but may fulfill Dealer or direct customer orders. Also upon termination of this Agreement, the Distributor shall cease to have any rights, liabilities or obligations hereunder, with the exception of the Distributor's obligations under
         Article 10 and Article 15, which obligations shall survive termination and with the exception of the Distributor's rights under Articles 14 and Article 16, which shall survive termination. Notwithstanding the foregoing, except in the event of termination by the Corporation pursuant to Section 11.4(a) above, the Corporation is required to make the Products available to the Distributor in such quantities so as to enable the Distributor to maintain the Distributor's own delivery commitments existing before the effective date of termination, subject to proof being given by the Distributor to the Corporation that it was under unconditional contractual obligations at the time it received notice of termination to make deliveries which it cannot fulfill from its inventory. After any notice of termination is given, the
         Corporation may modify the terms of payment for any subsequent shipment.

11.6 EFFECT OF TERMINATION. Upon termination or expiration of this Agreement, all of the Distributor's rights with respect to the
         Trade-marks  shall  immediately  cease,  provided,  however,  that  the
         Distributor may utilize the Trademarks to sell any Products remaining in inventory or otherwise delivered after the said expiration or
         termination   for  a  period  of  six  (6)  months  from  the  date  of
         termination.

                           Article 12 - MANUFACTURING

12.1 Distributor shall not manufacture or produce Products covered by this Agreement unless otherwise agreed in writing. Notwithstanding the aforesaid, For the sake of clarity, "CURBS" as well as security bars and lightshades, may be acquired from third party sources provided that these parts comply with and follow all the specifications provided by the Corporation and samples thereof are submitted to the Corporation for its written approval which shall not be unreasonably withheld or delayed. Nothing in this Agreement shall preclude the Corporation from contracting with manufacturers in the Territory to supply components to Distributor or to other Territories.

                          Article 13 - DISTRIBUTOR FEE

13.1 In consideration for being granted the non-exclusive right as the Distributor for the Territory, Distributor shall pay to Corporation a Distributor Fee in the amount of $15,000.00. As a material inducement and consideration for entering into this Agreement, the Corporation waives the payment of the Distributor fee in exchange for the value of the promotional and media activities William "Smokey" Robinson Jr., one of the principles in the Distributor Company will engage in to promote the Product and the goodwill and media attention he will create.

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
                          Article 14 - CONFIDENTIALITY

14.1 CONFIDENTIAL INFORMATION. During the term hereof and thereafter, each party agrees to keep secret all Confidential Information of the other and to take all steps and institute any internal secrecy procedures which may be necessary to maintain the secrecy of the Confidential Information of the other and further agrees that it shall not use the Confidential Information except in connection with the performance of its obligations under this Agreement. Upon termination of this Agreement, each party shall immediately cease to use the Confidential Information of the other and shall return to the other all documents and copies in its possession or control which in any way embody or evidence the Confidential Information. As used herein, the term
         "Confidential Information" shall mean all information disclosed to a party or otherwise acquired by a party in connection with the other party Agreement, concerning or relating in any way to the markets, customers, Products, procedures, plans, operating experience, marketing strategies, organization, employees, financial conditions or plans or business of the other party, its subsidiaries or Affiliates, provided that same is marked as "Confidential" at the time of disclosure or should otherwise reasonably ought to be treated as confidential given its nature and the circumstances of its disclosure, except for such knowledge or information which: (i) is or later becomes publicly known under circumstances involving no breach of this Agreement by the receiving party; (ii) was already known to the receiving party at the time it received the information or knowledge; (iii) is made available to the receiving party by a third party without secrecy obligation and without breach of its obligations to the disclosing party; or (iv) the receiving party is required by law to divulge.

                            Article 15 - TRADEMARKS

15.1 During the term of this Agreement, the Distributor shall have the limited, non-exclusive , royalty-free right to use the Trademarks in connection with the promotion and sale of Products in the Territory, provided however that the Distributor obtain the Corporation's prior written consent to use the Trademarks in catalogues, promotional materials, and advertising materials, a mock up or example of which is first submitted to the Corporation and provided further that failure of the Corporation to reply to any request for its consent within a period of 7 days after receipt of the request and the mock-up or sample shall be deemed as an approval for the relevant use included in such request.

15.2     Use of the Trademarks shall conform to the following requirements:

          (a) The Distributor shall not use the Trademarks in any manner other than as set forth in Section 15.1 above without the prior written approval of the Corporation.

          (b) The Distributor shall not put or retain the Trademarks in the Distributor's own name or any business name;

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
          (c) The Distributor shall not use the Trademarks in any manner which suggests an affiliation with the Corporation other than that of distributor of the Products;

          (d) The Distributor shall not add to, or use with, the Trademarks, any other trade name, trademark, symbol or device without the prior written approval of the Corporation, except for Distributor's own trademarks and subject to (c) above.

          (e) The Distributor shall employ any symbol or notice with the Trademarks which the Corporation advises is necessary, from time to time, to identify and protect the interest of the Corporation in the Trademarks.

          (f) The Distributor shall apply no other trade name or trade name, nor any labels, signs or markings of any kind to the Products without the prior written consent of the Corporation. The above shall not be interpreted as preventing the Distributor from applying its own trade name and markings to the packages or any other materials distributed by it together with the Products in a manner that is not misleading.

15.3 The Distributor hereby acknowledges that the Corporation claims that it (or Licensors of the Corporation) is the sole owner of the Trademarks and the goodwill pertaining thereto and that nothing contained herein shall constitute an assignment of the Trademarks or grant to Distributor any right, title or interest therein, except the right to use it as set forth in this Article 15. The Distributor agrees that it will not contest the Corporation's (or the Corporation's Licensors') ownership of the Trademarks, either during or after the Term of this Agreement.

15.4 The Distributor shall notify the Corporation in writing of any infringement of the Trademarks in the Territory, of any applications or registrations for the Trademarks or marks similar to the Trademarks within the Territory, of any suit or proceeding or action of unfair competition involving the Trademarks in the Territory, promptly after it has notice thereof.

15.5 The Distributor agrees that, upon the termination of this Agreement, it shall have no interest in or right to use the Trademarks in any manner or for any purpose whatsoever, except for the limited right to sell its then remaining inventory of Products bearing the Trademarks.

15.6 If the Distributor acquires any rights to the Trademarks for any reason, it undertakes to promptly return such rights to the Corporation immediately and without expense to the Corporation.

15.7 The Corporation represents and warrants to the Distributor that (i) it is the registered owner of the Trademarks and/or is the sole authorized licensee of such Trademarks in the Territory, pursuant to valid license agreements and (ii) it has the right, power and authority to enter into this Agreement and to grant to the Distributor the rights granted hereby; and (iii) that the promotion, marketing, distribution and sale

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
         of the Products by the Distributor herein shall not infringe or violate the intellectual property or other rights of any third party.

                          Article 16 -INDEMNIFICATION

16.1 Distributor shall indemnify, defend, and hold harmless the Corporation, its employees, officers, directors, agents, and representatives (each of the foregoing hereinafter referred to as "Indemnified Party") of, from, and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, and expenses including reasonable attorneys' fees, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to Distributor's breach of any of its obligations under this Agreement, except to the extent attributable to the negligence or willful misconduct of the Corporation, its employees, officers, directors, agents, and representatives.

16.2 The Corporation shall indemnify, defend, and hold harmless Distributor, its employees, officers, directors, agents, and representatives (each of the foregoing hereinafter referred to as "Indemnified Party") of, from, and against any and all claims, penalties, demands, causes of actions, damages, losses, liabilities, costs, and expenses including reasonable attorneys' fees, of any kind or nature whatsoever, arising out of or in any manner directly or indirectly related to the Corporation's breach of any of its obligations or warranties under this Agreement except to the extent attributable to the negligence or willful misconduct of Distributor, its employees, officers, directors, agents, and representatives.

16.3 Notwithstanding anything contained herein, the Corporation or Distributor, as the case may be (hereinafter referred to as "Indemnifying Party") shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach or default which is asserted has been given to Indemnifying Party within the applicable statute of limitations and, in addition, if such matter arises out of a suit, action, investigation, claim or proceeding, such notice is given reasonably promptly after the Indemnified Party shall have been given notice of the commencement of a suit, action, investigation, claim or proceeding.

16.4 Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense. Indemnifying Party shall have the right to settle or compromise any such suit, action, investigation, claim or proceeding, without the consent of the Indemnified Party; provided that such settlement or compromise does not require Indemnified Party to pay any money and requires the claimant to unconditionally release Indemnified Party from all liability with respect to such claim or litigation. Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but Indemnifying Party shall be entitled to control the defense unless Indemnified Party has

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
         relieved   Indemnifying  Party  from  liability  with  respect  to  the particular matter. In the event Indemnifying Party undertakes the defense of such matters, Indemnified Party shall not be entitled to recover from Indemnifying Party any legal or other expenses incurred by Indemnified Party in connection with the defense thereof.

16.5 For the sake of clarity, it is further agreed that any termination of this Agreement by Corporation, other than pursuant to the provisions of Sections 11 above, shall be deemed a material breach of this Agreement by Corporation, and shall entitle Distributor, without derogating from any other or additional remedy available to Distributor pursuant to this Agreement and/or any applicable law, to receive from Corporation full compensation for any and all damages, expenses and losses incurred by Distributor, directly or indirectly, including loss of profits, as a result of such termination

                             Article 17 - INSURANCE

17.1 Corporation and Distributor shall each obtain and keep in force, at its sole expense, liability insurance providing adequate insurance against any claims and suits involving product liability arising out of, or with respect to, the transactions contemplated by this Agreement, in an amount not less than One million dollars ($1,000,000.00) combined single limit on bodily injuries and/or property damage. Within thirty
         (30) days after the date of this Agreement, each party shall submit to the other a certificate of insurance naming each other as an additional insured and providing that any cancellation or material change or alteration which reduces coverage or any benefits accruing to the other party shall become effective only upon thirty (30) days prior notice to the other party. The requirements of this Article are acknowledged by each party to be a material term of this Agreement.

                           Article 18 - FORCE MAJEURE

18.1 Neither party hereto shall be liable to the other for delay in any performance or for the failure to render any performance under this Agreement when such delay or failure is a direct result of any present or future statute, law, ordinance, regulation, order, , act of God, earthquake, epidemic, explosion, lockout, boycott, general strike, general labor unrest, riot, war, or similar catastrophic occurrence. Any such event may be relied upon by either party only if: (i) it directly prevents such party from fulfilling its material obligations under this Agreement; and (ii) it arises without the fault or negligence of such party; and (iii) such party could not have reasonably foreseen such event at the time of signature of this Agreement; and (iv) such party made all reasonable efforts to avoid or overcome the effect of the event on it fulfillment of said obligations under this Agreement.

18.2 In the event of any such delay or failure, the affected party shall send written notice by telefax or telex of the delay or failure and the

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         reason  thereof to the other party within  fourteen  (14) calendar days from the time the affected party knew or should have known of the Force Majeure in question.

18.3 The provisions of this Article shall not be applicable to any obligation involving the payment of money.

                        Article 19 - GENERAL PROVISIONS

19.1 GOVERNING LAW. This Agreement and all sales and commission transactions pursuant hereto shall be governed by the laws of , but without reference to the choice of law provisions thereof.

19.2 NOTICES. Any notice, request, demand, waiver, consent, approval or other communication required to be given pursuant to this Agreement
         (each, a "Notice") shall be in writing to the Party's respective addresses as set forth in the Preamble of this Agreement, or to any other address, if to Corporation to the Attention of Mr. Jeff Brain and if to Distributor to the Attention of Mr. Andrew Bebbington, as either Party may designate by giving a written notice to the other, and be deemed effectively delivered as well as notice to counsel as set forth below:

If to Corporation's Counsel:

         Jeffrey S. Miles, Esq., PO Box 1001, Ojai, CA 93024

If to Distributor's Counsel:

          (a)  If delivered personally, upon the date of delivery;

          (b) If by registered mailed, within 7 working days from the dispatch thereof;

          (c) If delivered by Federal Express or other similar services 3 working days from the dispatch thereof;

          (d) If delivered by facsimile, within 24 working hours from the dispatch thereof.

          (e) All Notices are to be given or made to the parties at the addresses appearing on the first page hereof, or to such other address as any party may designate by a Notice given in accordance with the provisions of this Section 19.2.

19.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with Exhibits hereto, contains the entire agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this

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         Agreement. This Agreement may not be modified except in writing, signed by both of the parties hereto.

19.4 TIME OF ESSENCE. Time is of the essence for the performance of each and every covenant and the satisfaction of each and every condition of this Agreement.

19.5 WAIVER. The failure by the Corporation to require the performance of any term of this Agreement or the waiver by the Corporation of any breach under this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Distributor hereto.

19.6 ASSIGNMENT. Neither party shall assign its rights nor delegate the performance of its duties or other obligations under this Agreement, including any claims arising out of or connected with this Agreement, without the prior written consent of the other party.

19.7 ARBITRATION. Except with respect to equitable remedies provided herein, including, without limitation, injunction relief, all claims, demands, disputes, controversies, differences or misunderstandings arising out of or relating to this Agreement, or the failure or refusal to perform the whole or any part thereof, shall be referred to and finally resolved by arbitration to be administered by the American Arbitration Association ("AAA"), in accordance with its Commercial Arbitration Rules then obtaining (the "AAA Rules"). The arbitration shall be conducted before one arbitrator to be selected by agreement of the parties or, if no agreement can be reached, in accordance with the AAA Rules. The arbitration shall be conducted using the English language for all purposes. Either party hereto may initiate the arbitration by serving a written demand for arbitration on the other party, which demand shall contain a description of the nature of the dispute. All hearings of the arbitration shall take place in Orange County, California, United States of America.

         The initial fees and costs of the arbitration shall be borne equally and paid timely by each party hereto. Failure by a party to pay said fees and costs to the AAA timely shall constitute a material default under this Agreement. The award shall be final and binding upon the parties, and the parties agree to be bound by the terms of the award and to act accordingly. The judgment upon any award may be entered in and enforceable by any court having jurisdiction over the party against whom the award has been rendered or wherever the assets of the party are located. Any award shall include reasonable attorney's fees and costs to the prevailing party, and attorney's fees and costs shall also be recoverable in any action to enforce the award.

         The parties hereto, and each of them, hereby submit themselves to the jurisdiction of the state courts of the State of California and the United States Federal District Court in California in any proceeding for the enforcement of the award rendered by the arbitrator, and agree that judgment upon such award may be entered in any court, in or out of the State of California, having jurisdiction thereof. The arbitrator shall rule in accordance with the laws of California, without giving effect to the rules of conflict of laws thereof. The parties to the proceeding shall have reasonable rights of discovery in accordance with the Civil Rules of Federal Procedure used in the United States District Court.

         Nothing contained herein shall prevent either party from applying to any court of law in order to obtain injunctive relief or any equivalent remedy, against any other party, in order to restrain the breach of any restrictive covenants pursuant to this Agreement.

19.8 LETTER OF APPOINTMENT. A Letter of Appointment, in the form attached hereto as Exhibit "D" shall be furnished by Corporation to Distributor concurrently with the signature of this Agreement. Distributor shall be entitled, at its sole discretion, to show such letter to any person in order to evidence Distributor's appointment hereunder. Upon the termination of this Agreement, the Letter of Appointment shall automatically terminate forthwith and shall not be utilized any further by Distributor.

19.9 The terms and conditions herein contained, constitute the entire and only contract between the Parties hereto with respect to the subject matter hereof and shall supersede all previous communications, representations and/or agreements, either written or oral, between the Parties in respect of such subject matter. No modification of terms and conditions of this Agreement shall be binding unless agreed upon in writing and signed by both Parties.

19.10    Each Party hereby warrants, confirms and undertakes that:

          (a)  It has the  corporate  power  and  authority  to enter  into this
               Agreement  and  to  consummate  the   transactions   contemplated
               therein;

          (b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and this Agreement constitutes a valid, legal and binding agreement of such party, enforceable against it in accordance with its terms;

          (c) Neither the execution and delivery of this Agreement by it nor the consummation of the transactions contemplated hereby will (i) violate, or result in a default under any note, agreement, contract, understanding, arrangement, restriction or other instrument or obligation to which it is a party or by which it may be bound; or (ii) violate any order, award, injunction, judgment or decree to which it is subject.

19.11 SEVERABILITY. In case any one or more provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other applications thereof shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                                       CIRALIGHT GLOBAL, INC.


                                       By: /s/ Randall Letcavage
                                          --------------------------------------
                                       Name:  Randall Letcavage
                                       Title: CEO

                                        GLOBALIGHT ENERGY SOLUTIONS, LLC


                                        By: /s/ Jeff Brain
                                           -------------------------------------
                                        Name:  Jeff Brain
                                        Title: Management Director

                                   EXHIBIT "A"

                             PRODUCTS AND TRADEMARKS

PRODUCTS:

SuntrackerOne(TM) & related componenTS

SuntrackerTwo(TM) & related componenTS

TRADEMARKS AND SLOGANS

Ciralight(TM)

Ciralight Global(TM)

Leading the Daylighting Revolution(TM)

Daylight on, lights off(TM)

SuntrackerOne(TM)

SuntrackerTwo(TM)

Smart Skylight(TM)

Intelligent Skylight(TM)

                                   EXHIBIT "B"

                                   PRICE LIST

                                   (ATTACHED)

                                   EXHIBIT "C"

                                PRODUCT WARRANTY

                                   (Attached)

                                   EXHIBIT "D"

                              LETTER OF APPOINTMENT

                                   (Attached)

                                   EXHIBIT "E"

                                   EXCLUSIONS

Ikea

Firestone Building Products

Staples

Ikea